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                                                               Exhibit No. 10(a)







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated April 14, 2000, in this Registration Statement (Form N-1A No. 33-11611) of PaineWebber Municipal Series (comprising, respectively, the PaineWebber Municipal High Income Fund and PaineWebber New York Tax-Free Income Fund).




                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


New York, New York
June 21, 2000